Exhibit 99.2

January 5, 2006

Dear Datastream Employee:

I am pleased to announce that we have signed a definitive agreement to be acquired by Infor Global Solutions and I am excited that we will be joining the Infor team in the near future.

Over the past three years, Infor has built a nearly $600 million company with more than 2,300 employees in 47 global offices focused on solving the essential challenges that their more than 18,500 customers face everyday. We are excited about this transaction as it will better enable us to couple our leading maintenance and asset management solutions with our customers’ production and operations data to deliver outstanding performance management capabilities. The result of this combination is an unrivaled ability to deliver a platform that provides operational decision makers with a window to their entire enterprise. Our expertise adds another layer to Infor’s deep industry knowledge. In fact, our EAM knowledge and excellent reputation for superior customer service and technical know-how was a driving force behind their decision to acquire Datastream. We are eager to incorporate our skills into Infor’s growing list of core competencies.

Datastream’s customers will now benefit from:

•	A combined global reach and financial resource base that will support and improve the continued development of our industry leading products;

•	Infor’s deep experience in manufacturing, distribution and fleet management operations will better enable Asset Performance Management across our customers’ operations;

•	An expanded footprint within our combined customer base through integration with Infor’s ERP, demand planning and supply chain execution systems; and

•	An established global network of channel partners to reach and support customers more efficiently throughout the world.

Although we have signed a definitive agreement, several closing conditions must be satisfied before the acquisition is finalized, including the receipt of certain required regulatory and stockholder approvals. We plan to take advantage of this time by jointly developing a detailed integration plan, combined organizational structure and a technology roadmap. In the meantime, we ask all of you to remain focused on serving our customers at the high standards they have come to expect.

In addition to the opportunities this creates for both companies, I expect you to have questions about our long-term strategy. The attached document is intended to answer as many of your questions as possible. We realize there are many more questions to be answered than those outlined in the attachment. However, Datastream and Infor are still separate entities which will preclude us from answering many of your questions until the acquisition is finalized. Your patience is greatly appreciated and we will make every attempt to answer all of your questions in a timely manner.

Although some answers are not known, the one answer that applies to many of your questions is CONTINUE OPERATING THE BUSINESS AS USUAL. Until the acquisition is completed, we must continue to be successful as separate companies following the same plans and procedures to which we are each accustomed. Additionally, we will remain a public company until the acquisition closes. As such, we must continue to achieve our financial and operational goals.

Because Datastream is a publicly traded company, it is subject to rules regarding communications set up by the Securities and Exchange Commission. Please do not discuss this transaction externally, whether in verbal or written communications, unless necessary to conduct your Datastream business. If the need to discuss the transaction should arise, use only the publicly available information that is contained in press releases and specifically approved public documents that we will make available to you. Should you receive any calls requesting comment, whether from the media or others, please forward these calls to 1.800.328.2636 ext 3581 (international callers should use +1 864.422.5001 ext 3581).

Sincerely,

Larry Blackwell

CEO, Datastream

Datastream Employees – Acquisition Information

The following information addresses questions that might be raised as a result of our recent announcement. Because Datastream is a publicly traded company, it is subject to rules regarding communications established by the Securities and Exchange Commission, or the SEC. Please ensure that you do not discuss Datastream or this transaction externally, whether in verbal or written communications, unless you are required to do so by management as part of finalizing the transaction. Should you receive any external calls requesting comment, whether from the media or others, forward these calls to extension 3581 or you may dial direct to +1 864.422.5001 ext 3581. Even if you are trying to be helpful and think that the request is insignificant, answering it is inappropriate and may expose both you and the organizations involved to legal liability.

This material is not a substitute for the proxy statement and other documents Datastream will file with the Securities and Exchange Commission regarding the transaction. When they become available, investors are urged to read the proxy statement and any other documents, including amendments and supplements thereto, which will contain important information about Datastream, Infor and its subsidiary acquiring Datastream, the proposed acquisition and related matters. The proxy statement and other documents that will be filed by Datastream with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605, Attention: Investor Relations.

Datastream and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed acquisition. Information about the directors and executive officers of Datastream and their ownership of Datastream stock is set forth in Datastream’s annual report on Form 10-K for the year ended December 31, 2004. Investors may obtain additional information regarding the interests of such participants in the acquisition by reading the proxy statement when it becomes available.

Questions and Answers

The following information addresses questions that you may have as an employee as a result of Infor’s pending acquisition of Datastream.

If you have additional questions after reviewing this document, please talk with your manager.

What is being announced?

On January 5, 2006, Datastream signed a definitive agreement to be acquired by a wholly owned subsidiary of Infor for $10.26 per share. As a result of the proposed acquisition, Datastream will cease to be a publicly traded company when the acquisition is complete and will become a privately held subsidiary of Infor.

Who is Infor?

•	Infor is the largest global software provider focused on delivering world-class enterprise applications to companies in the manufacturing and distribution industries.

•	Infor has revenues approaching $600 million and has more than 2,300 employees in 47 global offices.

•	On November 7, 2005, Infor’s primary investor announced the acquisition of Geac Computer Corporation Limited. When the acquisition closes, Infor will acquire Geac’s ERP business which will add approximately $125 million in revenue and about 625 employees to Infor.

•	Infor has the solutions, experience and resources to support the global expansion of our customers across the globe.

•	Infor is based in Alpharetta, Georgia, www.infor.com

Why is Infor acquiring Datastream?

Over the past three years, Infor has built a nearly $600 million company focused on solving the essential challenges their customers face everyday. The acquisition of Datastream is consistent with Infor’s strategy of assembling and innovating solutions designed specifically to help their customers compete in a global economy.

As a leading provider of asset performance management software and services, Datastream offers proven products and highly skilled and dedicated professionals with a deep knowledge of enterprise asset performance optimization and fleet management best practices in the vertical markets they serve.

The acquisition of Datastream supports Infor’s strategy of providing essential solutions to companies in the manufacturing and distribution industries and gives their customers access to integrated, best-of-breed Asset Performance Management and fleet management solutions for the first time from one vendor. Datastream customers benefit from the acquisition by gaining access to an affordable and integrated set of ERP and supply chain management solutions. Additionally, Infor’s financial stability and deep resources for continued product enhancement and development offer compelling investment protection and an expanded global support network.

Datastream’s highly-acclaimed Asset Performance Management and fleet management products will strengthen Infor’s position by extending the life of their customers’ existing assets through better preventive maintenance, reducing labor and spare parts costs, ensuring various regulatory compliances and aligning asset performance data with corporate metrics via analytics. The combined company will provide expanded products and solutions to existing and new customers driving growth and increased market share.

Who benefits from the acquisition?

Infor’s acquisition of Datastream benefits all parties, including:

•	Infor and Datastream Employees

•	Adds capabilities to both teams and creates new opportunities for growth and professional development.

•	Added financial strength, which creates greater stability.

•	Joined forces create the industry’s leader in developing enterprise solutions for specific vertical markets.

•	Datastream Customers

•	Infor’s long-term commitment to continued investment in Datastream’s products.

•	Offers the option of Asset Performance Management and fleet management capabilities integrated with an affordable ERP and supply chain management system from a single source.

•	Leverages Infor’s size, financial stability and infrastructure for ongoing product development and enhancements and investment protection.

•	Provides an established global channel to reach and support customers more efficiently throughout the world.

•	Infor

•	Further enforces Infor’s leadership position in the manufacturing and distribution sectors by offering an integrated and affordable best-of-breed ERP and supply chain management suite with the added capability of Asset Performance Management and fleet management.

•	Provides additional development resources, domain experience with hosted solutions, and additional vertical industry expertise for continued product enhancement.

•	Expands sales opportunities by providing manufacturers with a single source for an affordable integrated ERP and supply chain management system that now includes a best-of-breed asset performance management solution.

•	Expands sales opportunities to distribution companies by providing an affordable integrated ERP and supply chain management system that now includes fleet management capabilities.

•	Provides significant cross-selling opportunities to thousands of customers globally.

How does this acquisition change Datastream’s customer support strategy?

There is no change. Current customer support agreements remain in effect and Infor is committed to ensuring there is no disruption in customer service.

What will happen to the Infor and Datastream product lines and solutions?

Infor will continue to provide Datastream’s Asset Performance Management solutions to customers as standalone products and is committed to the current product development roadmaps. Infor also plans to continue support for Datastream’s ASP model.

In addition to offering Datastream products as standalone solutions, Infor will integrate Datastream’s products into Infor’s ERP and supply chain management solutions. We will also leverage the synergies between our development teams and products to offer our combined customer base the most expansive set of integrated solutions to meet the needs of process and discrete manufacturing and distribution companies throughout the world from a single source.

How will the transaction be financially structured and when will it be finalized?

Infor will pay cash to Datastream stockholders to purchase all of the shares of Datastream stock. Since Datastream is a publicly traded company and subject to SEC Guidelines, details of the acquisition may be found in the press release and other public filings with the SEC. Under the terms of the agreement, Infor will pay $10.26 per share to the Datastream stockholders. The plan has received unanimous approval from the Board of Directors of Datastream as well as the Board of Directors of Infor’s wholly owned subsidiary that is acquiring Datastream. Before the acquisition is finalized, certain closing conditions must be finalized, including certain regulatory approvals and a Datastream stockholder vote approving the acquisition. By purchasing all of the shares of Datastream, on completion of the acquisition, Datastream will no longer be a public company and will be a privately held subsidiary of Infor.

The parties will work to close this transaction as soon as reasonably possible but it is expected to be completed in the second calendar quarter of 2006.

What happens between the announcement of the acquisition and its completion?

Business as usual. During the period between announcement and completion, both companies will continue to sell and market their products to their existing customers and prospects as independent companies. Datastream and Infor will work together to build a detailed integration plan, combined organization structure, and 36-month product roadmap. However, few changes in operations will occur and both businesses will continue to operate as separate entities until after the acquisition closes.

How will the transition activities be driven?

There will be a Transition Team comprised of management from both companies. Additionally, individuals from both companies may be brought in from time to time on a project basis. This team will update the two companies regularly, but if you have urgent questions, please direct them to your immediate manager.

How will Datastream be integrated into Infor’s operations?

Jim Schaper, chairman and CEO of Infor, will have ultimate responsibility for the newly combined company, and Infor’s existing executive team will continue to lead the combined company under Jim’s direction.

Datastream’s products, services and employees will be integrated into Infor’s Cross-Industry Group, which is headed by Jerry Rulli, senior vice president. Jerry reports to Robin Pederson, Infor’s executive vice president of Business Group Operations.

Will there be any changes to the locations of Datastream?

Infor will maintain Datastream’s headquarters in Greenville, South Carolina and all offices will remain open for the foreseeable future.

Do Infor and Datastream compete with each other?

Infor’s and Datastream’s products are complementary, so they are rarely in competitive situations.

Will Datastream and Infor market individually as far as PR, websites, brochures, etc. until the acquisition is complete?

It is business as usual until the transaction is complete. In the short term, there will be no change in marketing activities from either company, as laws forbid collaboration until the transaction is complete. The Transition Team will work on the combined marketing strategy and the details of deploying that strategy (i.e. collateral, websites, media, analysts, etc.).

How can I help?

You can help by continuing to do your job to the best of your ability. If you are caring for customers, keep caring. Whether you are selling, developing, or administrating, your performance matters to our success.

The success of the company depends on every employee’s efforts being directed toward achieving the objectives of each company during the period between announcement and closure. If you are asked to work with the Transition Team, please provide your best efforts.

How can I learn more?

Details can be found in the press release and other public filings made by the companies with the SEC. Please contact your immediate manager with any questions you may have. To see all current company postings on this event, you may also visit the Datastream corporate intranet site.

What do we tell our customers and the press?

A press release has been issued announcing the agreement to the public. Customers and partners of Datastream and Infor will also receive notification announcing the agreement. That being said, be sure and communicate to customers that Infor is committed to the asset management sector and the Datastream products. As such, they can expect the same great customer support and product development following the acquisition.

As mentioned previously, should you receive any external calls requesting comment, whether from the media or others, forward these calls to extension 3581 or callers may dial direct to +1 864.422.5001 ext 3581.

Who do I contact with questions?

If you have questions, first review the most current postings on the Datastream corporate intranet. Your question may be answered there. If not, then you should go to your manager with any questions you have. Inquiries via email may be sent to

info-infor@datastream.net.

Human Resources Information for all Datastream Employees

Will this acquisition result in company layoffs?

As with any acquisition, there will be some redundancies in the combined organization. Everyone will need to remain flexible and focused on the business at hand. The management teams of Infor and Datastream will be working through integration and transition plans over the next few months. These plans will be communicated as quickly as possible after the acquisition closes.

Will my manager change?

The Transition Team will work on the integration plan and will determine the new organizational structure.

How will benefits change for current Datastream employees?

There are many human resources-related questions that cannot be answered until the acquisition is closer to closing. The Transition Team will work diligently to address all areas and will notify all employees as soon as answers are available and can be legally communicated. Rest assured Infor offers a comprehensive benefit suite to its employees that are country specific.

How might this event affect me (career, current job, opportunities)?

We clearly understand that change or the potential for change creates uncertainty. However, Infor has successfully completed many acquisitions in the last four years. Many of its companies’ employees enjoy enhanced career opportunities, an environment of high revenue and profit growth, and a technology focus that embraces innovation.

How does this event affect my ability to exercise my stock options?

You will be entitled to receive the positive difference, if any, between $10.26 and the exercise price for each stock option you hold after the acquisition closes.

How does this affect my ability to buy shares of stock between now and announcement of acquisition completion?

You are subject to the same restrictions that apply during the normal course of business, including the blackout period that is now in effect until we announce Q405 earnings. You will receive $10.26 in cash for each share you own as the holder of record at the close of the acquisition.

What will happen to my contributions to the Employee Stock Purchase Plan?

No additional shares of Datastream stock will be purchased pursuant to the Employee Stock Purchase Plan, or the ESPP, and no additional employees may participate in the ESPP effective immediately. All deductions made during the current offering period will be refunded to participating employees.